Exhibit 99.2

IsoRay Announces $8.25 Million Registered Direct Offering

RICHLAND, Wash., July 09, 2018 (GLOBE NEWSWIRE) -- IsoRay, Inc. (NYSE American: ISR), a medical technology company and innovator in seed brachytherapy and medical radioisotope applications for the treatment of prostate, brain, lung, head and neck and gynecological cancers, today announced that it has entered into definitive agreements with several institutional investors for the purchase in a registered direct offering of 11,000,000 shares of its common stock, at a purchase price of $0.75 per share, for gross proceeds of $8.25 million. Additionally, IsoRay has also agreed to issue to the investors unregistered warrants to purchase up to 5,500,000 shares of common stock. The closing of the offering is expected to take place on or about July 11, 2018, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The warrants have an exercise price of $0.75 per share of common stock, will be exercisable commencing six months following the issuance date, and will expire five and one-half years from the issuance date.

IsoRay intends to use the net proceeds from this offering for working capital and general corporate purposes with particular focus on marketing the brain applications and Build-Blu™ delivery system for real-time prostate brachytherapy.

The shares of common stock (but not the warrants or the shares of common stock underlying the warrants) are being offered by IsoRay pursuant to a "shelf" registration statement on Form S-3 that was originally filed on August 25, 2015 and declared effective by the Securities and Exchange Commission ("SEC") on November 23, 2015 and the base prospectus contained therein (File No. 333-206559). The offering of the shares of common stock will be made only by means of a prospectus supplement that forms a part of the registration statement.

A final prospectus supplement and accompanying base prospectus relating to the shares of common stock being offered will be filed with the SEC. Copies of the final prospectus supplement and accompanying base prospectus may be obtained, when available, on the SEC's website at http://www.sec.gov or by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at 646-975-6996 or e-mail at placements@hcwco.com.

The warrants described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the "Act"), and Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants, have not been registered under the Act, or applicable state securities laws. Accordingly, the warrants and underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About IsoRay, Inc.
IsoRay, Inc., through its subsidiary, IsoRay Medical, Inc. is the sole producer of Cesium-Blu brachytherapy seeds, which are expanding brachytherapy options throughout the body. Learn more about this innovative Richland, Washington company and explore the many benefits and uses of Cesium-131 by visiting www.isoray.com.

Safe Harbor Statement

Statements in this news release about IsoRay’s future expectations including: the completion, size and use of proceeds of the proposed registered direct offering that involve risks and uncertainties, including, without limitation, risks and uncertainties related to market conditions and the satisfaction of closing conditions related to the registered direct offering, the advantages of our products and their delivery systems including the Build-Blu™ delivery system, whether interest in and use of the GammaTile™ Therapy and the Build-Blu™ delivery system will increase or continue as anticipated, our ongoing relationship with GT Medical Technologies, Inc., the success of continued development of GammaTile™, the viability and efficacy of the Build-Blu™ delivery system, the timing of product launch of the Build-Blu™ delivery system, continued positive industry data fueling renewed interest in brachytherapy patient results from use of GammaTile™ Therapy and the Build-Blu™ delivery system, the perception by patients of quality of life outcomes, and all other statements in this release, other than historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). This statement is included for the express purpose of availing IsoRay, Inc. of the protections of the safe harbor provisions of the PSLRA. It is important to note that actual results and ultimate corporate actions could differ materially from those in such forward-looking statements based on such factors as physician acceptance, training and use of our products, including GammaTile™ and the Build-Blu™ delivery system, our ability to successfully manufacture the GammaTile™ product and the Build-Blu™ delivery system in sufficient quantities to meet demand within required delivery time periods while meeting quality control standards for both companies involved, our collective ability to enforce our intellectual property rights, whether additional studies are released and support the conclusions of past studies,  whether ongoing patient results with GammaTile™ and the Build-Blu™ delivery system are favorable and in line with the conclusions of clinical studies and initial patient results, patient results achieved when our products are used for the treatment of cancers and malignant diseases, successful completion of future research and development activities, including those related to the GammaTile™ product and the Build-Blu™ delivery system, whether we, our distributors and our customers will successfully obtain and maintain all required regulatory approvals and licenses to market, sell and use our products in its various forms, changes in laws and regulations applicable to our products, the use of competitors’ products in lieu of GammaTile™ and the Build-Blu™ delivery system, and other risks detailed from time to time in IsoRay’s reports filed with the U.S. Securities Exchange Commission. Unless required to do so by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

IsoRay, Inc.

info@isoray.com

(509) 375-1202

Investors:

Stephanie Prince, Managing Director

PCG Advisory Group

sprince@pcgadvisory.com

(646) 762-4518